UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/14/2005

MONITRONICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110025

Texas	742719343
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12801 Stemmons Freeway, Suite 821, Dallas, TX 75234
(Address of Principal Executive Offices, Including Zip Code)

(972) 243-7443
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On January 14, 2005, Monitronics International, Inc. (the "Company") amended its commercial lease agreement, entered into on May 3, 2004 with AGF Valley View, Ltd., for space located at 2350 Valley View Lane, Dallas, Texas. Currently, the Company leases approximately 47,000 square feet of space in the building, which includes the Company's executive and administrative offices. Beginning June 1, 2005, the first amendment provides for approximately 47,000 square feet of additional space, bringing the total space leased by the Company in the building to over 94,000 square feet on that date. During the latter half of calendar year 2005, the Company will move the remainder of its operations, currently in adjacent office space, to this facility. Further, the amendment provides the Company with future rights to approximately 4,000 square feet of remaining space currently leased by another tenant that will revert to the Company at the expiration of the tenant's lease, at which time the Company will be the sole tenant of the building with over 98,000 square feet of total office space under lease.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL INC

Date: January 20, 2005.	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer